UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No. )

Check	the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

Columbia Funds Series Trust II

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

MULTI-MANAGER VALUE STRATEGIES FUND

A SERIES OF COLUMBIA FUNDS SERIES TRUST II

290 Congress Street

Boston, MA 02210

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

June 22, 2026

As a shareholder of Multi-Manager Value Strategies Fund (the “Fund”), a series of Columbia Funds Series Trust II, you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, a change of control of one of the Fund’s subadvisers. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the change of control of one of the Fund’s subadvisers. At a meeting of the Fund’s Board of Trustees (the “Board”) on March 19, 2026, the Board approved, among other things, a new subadvisory agreement between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and Diamond Hill Capital Management, LLC (formerly Diamond Hill Capital Management, Inc.) (“Diamond Hill”) (the “New Subadvisory Agreement”), subject to the closing of the Transaction (defined below).

On December 10, 2025, First Eagle Investment Management, LLC (“First Eagle”) and Diamond Hill Investment Group, LLC (formerly Diamond Hill Investment Group, Inc.) (“DHIL”) entered into a definitive agreement that provides for the acquisition of DHIL by First Eagle (the “Transaction”). The Transaction closed on April 22, 2026. Since Diamond Hill is a wholly-owned subsidiary of DHIL, the closing of the Transaction constituted an assignment of the previous subadvisory agreement between the Investment Manager and Diamond Hill (“Previous Subadvisory Agreement”)under the Investment Company Act of 1940, as amended, and resulted in the automatic termination of that agreement. The New Subadvisory Agreement went into effect on April 22, 2026. The terms of the New Subadvisory Agreement are materially identical to the terms of the Previous Subadvisory Agreement, including with respect to the fee rates payable under the New Subadvisory Agreement. In addition, there were no changes to the portfolio managers or the investment strategy as a result of the Transaction. American Century Investment Management, Inc. (“American Century”) continues to serve as a subadviser to the Fund, and there were no changes to the subadvisory agreement between the Investment Manager and American Century.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Investment Manager, subject to the approval of the Board, to appoint unaffiliated subadvisers by entering into subadvisory agreements with them, and to change in material respects the terms of those subadvisory agreements, including the fees paid thereunder, for the Fund without first obtaining shareholder approval, thereby avoiding the expense and delays typically associated with obtaining shareholder approval. Although approval by the Fund’s shareholders of a new agreement or material changes to an existing agreement is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

Accessing Information Statement

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.columbiathreadneedleus.com/investor/resources/literature/fund-information-statements/. The Information Statement will be available on the website until at least September 20, 2026. To view and print the Information Statement, click on the link for the Information Statement. You may request that a paper

1

copy or PDF via email of the Information Statement be sent to you, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling (toll-free) 800-345-6611 by June 22, 2027. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent Form N-CSR is available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or calling 800-345-6611.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

TAX116_05_008_(06/26)

2

MULTI-MANAGER VALUE STRATEGIES FUND

A SERIES OF COLUMBIA FUNDS SERIES TRUST II

290 CONGRESS STREET

BOSTON, MA 02210

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of Information Statement is being mailed on or about June 22, 2026. This Information Statement is being made available to shareholders of Multi-Manager Value Strategies Fund (the “Fund”), a series of Columbia Funds Series Trust II (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) to manage the Fund.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 290 Congress Street, Boston, MA 02210, serves as investment manager to the Fund pursuant to a management agreement (the “Management Agreement”), amended and restated as of April 25, 2016, and most recently renewed at a meeting of the Board on June 18, 2026.

Under the Management Agreement, the Investment Manager, among other duties, monitors the performance of each subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays each subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which a subadviser manages all or a portion of a fund’s investment portfolio, as allocated to a subadviser by the Investment Manager, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of a subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services it receives, provided that the subadviser’s procedures are consistent with the Fund’s and the Investment Manager’s policies.

DIAMOND HILL CAPITAL MANAGEMENT, LLC AND THE NEW SUBADVISORY AGREEMENT

At a meeting of the Board on March 19, 2026 (the “March Meeting”), the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved, in accordance with the recommendations of the Investment Manager, a new subadvisory agreement between the Investment Manager and Diamond Hill Capital Management, LLC (formerly Diamond Hill Capital Management, Inc.) (“Diamond Hill”) (the “New Subadvisory Agreement”), subject to the closing of the Transaction (defined below).

On December 10, 2025, First Eagle Investment Management, LLC (“First Eagle”) and Diamond Hill Investment Group, LLC (formerly Diamond Hill Investment Group, Inc.) (“DHIL”) entered into a definitive agreement that provides for the acquisition of DHIL by First Eagle (the “Transaction”). The Transaction closed on April 22, 2026.

Since Diamond Hill is a wholly-owned subsdiary of DHIL, the closing of the Transaction constituted an assignment of the previous subadvisory agreement between the Investment Manager and Diamond Hill (“Previous Subadvisory Agreement”) under the Investment Company Act of 1940, as amended, and resulted in the automatic termination of that agreement. The New Subadvisory Agreement went into effect on April 22, 2026. The terms of the New Subadvisory Agreement are materially identical to the terms of the Previous Subadvisory Agreement, including with respect to the fee rates payable under the New Subadvisory Agreement. In addition, there were no changes to the portfolio managers or the investment strategy as a result of the Transaction. American Century Investment Management, Inc. (“American Century”) continues to serve as a subadviser to the Fund, and there were no changes to the subadvisory agreement between the Investment Manager and American Century.

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid to Diamond Hill

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

Multi-Manager Value Strategies Fund
Net Assets	Annual rate at each asset level
First $500 million	0.720%
Next $500 million	0.670%
Next $500 million	0.620%
Next $1.5 billion	0.570%
Next $3 billion	0.550%
Next $6 billion	0.530%
Over $12 billion	0.520%

The table above represents the fee rate payable by the Fund to the Investment Manager, which has not changed as a result of the changes discussed above.

The following table represents the actual fees paid to the Investment Manager and to the subadvisers.

Fees Paid to Investment Manager in Dollars and as a Percentage of Average Daily Net Assets of the Fund(1)(2)		Aggregate Subadvisory Fee Paid by the Investment Manager to Diamond Hill and American Century in Dollars and as a Percentage of Average Daily Net Assets(1)
$29,904,546	0.59%	$5,078,980	0.10%

(1)	All fees are for the fiscal year ended 5/31/2025.
(2)	The Investment Manager uses these fees to pay the subadvisers.

INFORMATION ABOUT DIAMOND HILL

Diamond Hill was founded in 1990 and is a registered investment adviser with the U.S. Securities and Exchange Commission. The firm is headquartered in Columbus, Ohio and operates as a wholly-owned subsidiary of DHIL. Prior to its acquisition by First Eagle, DHIL was a publicly traded company, with equity ownership held by a combination of public shareholders and DHIL directors and employees. Following the closing of the Transaction, Diamond Hill continues to operate under its existing brand and investment philosophy as part of First Eagle.

As of April 30, 2026, Diamond Hill had approximately $26.0 billion in assets under management.

The following table provides information on the principal executive officers and directors of Diamond Hill:

Name	Title/Responsibilities	Address
Heather E. Brilliant	Chief Executive Officer and Sole Director	325 John H. McConnell Boulevard, Suite 200, Columbus, OH 43215

Thomas E. Line	Chief Financial Officer and Treasurer	325 John H. McConnell Boulevard, Suite 200, Columbus, OH 43215

Jo Ann Quinif	President and Chief Client Officer	325 John H. McConnell Boulevard, Suite 200, Columbus, OH 43215

Alyssa Bentz	Chief Compliance Officer	325 John H. McConnell Boulevard, Suite 200, Columbus, OH 43215

The following table shows other fund(s) with similar investment objectives managed by Diamond Hill:

Fund Name	Assets as of April 30, 2026	Advisory/Subadvisory Fee Rate
Goldman Sachs Multi-Manager Global Equity Fund	$76,188,069	Diamond Hill does not publicly disclose subadvisory fee arrangements

Diamond Hill Large Cap Fund	$3,641,934,351	50 bps (this is a unitary fee)

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT

Columbia Management Investment Advisers, LLC (the “Investment Manager”, and together with its domestic and global affiliates, “Columbia Threadneedle Investments”), a wholly-owned subsidiary of Ameriprise Financial, Inc., serves as the investment manager to the Fund. During the March Meeting, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the Investment Company Act of 1940 (the “Independent Trustees”), upon the recommendation of the Investment Manager, unanimously approved a New Subadvisory Agreement between the Investment Manager and Diamond Hill, with respect to the Fund. The New Subadvisory Agreement would take effect upon the acquisition of DHIL by First Eagle (the “Transaction”) that would result in an assignment of the existing Subadvisory Agreement and would therefore result in the existing Subadvisory Agreement’s termination.

At the March Meeting, independent legal counsel to the Independent Trustees (“Independent Legal Counsel”) reviewed with the Board the legal standards for consideration by directors/trustees of advisory and subadvisory agreements and referred to the various written materials and oral presentations received by the Board and its Investment Review Committee in connection with the Board’s evaluation of the proposed services of Diamond Hill.

The Independent Trustees noted the discussion relating to the renewal and approval of the advisory and subadvisory agreements for the Fund at the Contracts Committee and Board meetings in June 2025 (the “June Meetings”) and, in that connection, the discussion by Independent Legal Counsel of the Board’s responsibilities pursuant to Sections 15(c) and 36(b) of the 1940 Act and the factors that should be considered in determining whether to approve or renew an investment management agreement and/or subadvisory agreement. Independent Legal Counsel further indicated that the Independent Trustees should take into account the variety of written materials and oral presentations they received at the March Meeting as well as all of the information previously considered at the June Meetings regarding the proposed renewal of the Fund’s then-existing advisory and subadvisory agreements.

The Trustees held discussions with the Investment Manager and reviewed and considered various written materials and oral presentations in connection with the evaluation of Diamond Hill’s services, including the reports from management with respect to the fees and terms of the proposed New Subadvisory Agreement; Diamond Hill’s investment strategy/style and performance; and from the Compliance Committee, with respect to the compliance program of Diamond Hill. In considering the Subadvisory Agreement, the Board reviewed, among other things:

•	Terms of the Subadvisory Agreement;

•	Subadvisory fees payable by the Investment Manager under the Subadvisory Agreement;

•	Description of the services performed by Diamond Hill for the Fund;

•	Information regarding the Transaction and the experience and resources of Diamond Hill, including information regarding senior management, portfolio managers, and other personnel;

•	Information regarding Diamond Hill’s compliance program; and

•	The profitability to the Investment Manager and its affiliates from their relationships with the Fund.

Nature, Extent and Quality of Services

The Board considered its analysis of the reports and presentations received by it, covering the services performed by Diamond Hill as a subadviser for the Fund. The Board considered the Investment Manager’s rationale for recommending the continued retention of Diamond Hill, and the process for monitoring Diamond Hill’s ongoing performance of services for the Fund. The Independent Trustees considered that no material portfolio management team, investment strategy/process or compliance-related changes were expected to occur as a result of the Transaction. The Independent Trustees considered that Diamond Hill had confirmed that there would not be any change to the nature or quality of the services provided as a result of the Transaction. The Independent Trustees noted that the proposed New Subadvisory Agreement was substantially identical to the current subadvisory agreement and that no changes to subadvisory fees were proposed. The Independent Trustees also considered the fees and expenses of the Fund, the subadvisory fees paid to Diamond Hill and relevant comparisons thereof to those of peers and other Funds.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the expected nature, extent and quality of the services to be provided to the Fund supported the approval of the New Subadvisory Agreement.

Investment Performance of Diamond Hill

The Board observed Diamond Hill’s performance for the Fund, including results versus the Fund’s benchmark and versus peers over various periods, specifically noting the Investment Manager’s view that it had met expectations.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the performance of Diamond Hill, in light of other considerations, supported the approval of the New Subadvisory Agreement.

Comparative Fees, Costs of Services Provided and Profitability

The Board reviewed the proposed level of subadvisory fees under the proposed New Subadvisory Agreement, noting that no changes to subadvisory fees were being proposed. The Board considered that the proposed subadvisory fees payable to Diamond Hill would be paid by the Investment Manager and would not impact the fees paid by the Fund. The Board observed that the proposed subadvisory fees for Diamond Hill were within a reasonable range of subadvisory fees paid by the Investment Manager to the subadvisers of other Funds with similar strategies. The Trustees observed that management fees, which were not proposed to change, remained within the range of other peers and that the Fund’s expense ratio also remained within the range of other peers. The Trustees also took into account the Investment Manager’s view that the Transaction would not adversely impact Diamond Hill’s ability to provide services to the Fund following the acquisition, including its level of quality and services provided to the Fund.

Because the New Subadvisory Agreement was negotiated at arm’s length by the Investment Manager, which is responsible for payments to Diamond Hill thereunder, the Board did not consider the profitability to Diamond Hill from its relationship with the Fund.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the proposed level of subadvisory fees, anticipated costs of services provided and the expected profitability to the Investment Manager and its affiliates from their relationships with the Fund supported the approval of the New Subadvisory Agreement.

Economies of Scale

The Board also considered the economies of scale that may be realized by the Investment Manager and its affiliates as the Fund grows and took note of the extent to which shareholders might also benefit from such growth. The Board took into account, in this regard, the significant oversight services provided by the Investment Manager to the Fund. The Board also observed that fees to be paid under the New Subadvisory Agreement would not impact fees paid by the Fund (as subadvisory fees are paid by the Investment Manager and not the Fund). The Board observed that the Fund’s management agreement with the Investment Manager continues to provide for sharing of economies of scale as management fees decline as assets increase at pre-established breakpoints.

Conclusion

The Board reviewed all of the above considerations in reaching its decision to approve the New Subadvisory Agreement. In reaching its conclusions, no single factor was determinative.

On March 19, 2026, after considering the factors described above relating to the New Subadvisory Agreement between the Investment Manager and Diamond Hill, and taking into account all of the factors considered as part of the approval of the continuance of the current Subadvisory Agreement in June 2025, the Board, including all of the Independent Trustees, approved the proposed Subadvisory Agreement between the Investment Manager and Diamond Hill.

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 290 Congress Street, Boston, MA 02210, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 290 Congress Street, Boston, MA 02210, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent Form N-CSR is available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, calling 800-345-6611 or online at https://www.columbiathreadneedleus.com/investor.

RECORD OF BENEFICIAL OWNERSHIP

As of April 30, 2026, American Enterprise Investment Service, 901 3rd Avenue South, Minneapolis, MN 55402 owned 100% of the outstanding shares of the Fund.

As of April 30, 2026, Board members and officers of the Fund owned less than 1% of the Fund and each class of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this Information Statement, the Fund will mail only one copy of this Information Statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this Information Statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this Information Statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this Information Statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

TAX116_05_009_(06/26)